Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-197213, 333-196037, 333-193205, 333-187741, and 333-187652 on Form S-3 and Nos. 333-197737, 333-180976, 333-108467, 333-90976, and 333-83190 on Form S-8 of our report dated February 27, 2015, relating to the financial statements of Health Net, Inc. and subsidiaries as of and for the years ended December 31, 2014 and 2013 appearing in this Current Report on Form 8-K of Centene Corporation.

/s/ Deloitte & Touche LLP

January 26, 2016